Exhibit 4.2

FIRST-CITIZENS BANK & TRUST COMPANY

Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 1, 2005

To

INDENTURE

Dated as of June 1, 2005

5.125% SUBORDINATED NOTES DUE 2015

EXHIBITS

Exhibit A:        Form of Note

FIRST SUPPLEMENTAL INDENTURE, dated as of June 1, 2005 (this “Supplemental Indenture”), between FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina bank (the “Company”), having its principal office at 3128 Smoketree Court, Raleigh, North Carolina 27604, and DEUTSCHE BANK TRUST COMPANY AMERICAS, having a designated corporate trust office located in New York, New York (“Deutsche Bank”), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore entered into an Indenture, dated as of June 1, 2005 (the “Original Indenture”), with Deutsche Bank, as trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the “Indenture;”

WHEREAS, under the Original Indenture, a new series of Securities (as defined in the Original Indenture) may at any time be established by the Board of Directors of the Company, in accordance with the provisions of the Original Indenture, and the terms of such series may be established by a supplemental indenture executed by the Company and by the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, all acts and things necessary to make the Notes (as herein defined), when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture and this Supplemental Indenture, the valid and binding obligations of the Company and to make this Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01. Relation to Indenture

With respect to the Notes (as defined below), this Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02. Definitions

For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

SECTION 1.03. General References

All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other Subdivision.

ARTICLE 2

THE SERIES OF SECURITIES

SECTION 2.01. The Form and Title of the Securities

There is hereby established a new series of Securities to be issued under the Indenture and to be designated as the Company’s 5.125% Subordinated Notes due 2015 (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture. The Notes shall be substantially in the form attached as Exhibit A hereto.

The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by this Supplemental Indenture (including the form of Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this Supplemental Indenture for all intents and purposes)).

SECTION 2.02. Amount

The aggregate principal amount of the Notes which may be authenticated and delivered pursuant hereto is unlimited. The Trustee shall initially authenticate and deliver Notes for original issue in an initial aggregate principal amount of up to $125,000,000 upon delivery to the Trustee of a Company Order for the authentication and delivery of such Notes. The aggregate principal amount of the Notes to be issued hereunder may be increased at any time hereafter and the series may be reopened for issuances of additional Notes, upon Company Order without the consent of any Holder. The Notes issued on the date hereof and any such additional Notes that may be issued hereafter shall be part of the same series of Securities for all purposes under the Indenture.

SECTION 2.03. Stated Maturity

The Notes may be issued on any Business Day on or after June 1, 2005 (the “Date of Issuance”), and the Stated Maturity of the Notes shall be June 1, 2015.

SECTION 2.04. Interest and Interest Rates

The rate or rates at which the Notes shall bear interest, the date or dates from which such interest shall accrue, the manner in which interest shall be calculated, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Dates for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of Note set forth as Exhibit A hereto.

SECTION 2.05. Place of Payment

As long as any Notes are outstanding, the Company shall maintain an office or agency in the city of New York, New York where Notes may be presented for payment.

SECTION 2.06. Global Securities

The Notes shall initially be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities (i) shall be deposited with, or on behalf of, The Depository Trust

Company, New York, New York, which shall act as Depository with respect to the Notes, (ii) shall bear the legends set forth in the form of Note attached as Exhibit A hereto, (iii) may be exchanged in whole or in part for Securities in definitive form upon the terms and subject to the conditions provided in Sections 2.01 and 2.02 of the Original Indenture and (iv) shall otherwise be subject to the applicable provisions of the Indenture.

SECTION 2.07. No Sinking Fund.

No sinking fund will be provided with respect to the Notes.

SECTION 2.08. Waiver of Right to Set-off.

By purchasing or otherwise acquiring a Note or Notes, a depository institution that is a Holder thereof will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the Note or Notes or the Indenture (or between the Company’s obligations under or in respect of any Note or Notes and any liability owed by such Holder to the Company) that such Holder or Holders might otherwise have against the Company.

SECTION 2.09. Agreement to Subordinate.

Section 14.01 of the Original Indenture shall not apply to the Notes. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of a Note by his acceptance thereof, likewise covenants and agrees, that the payment or delivery of the principal of and premium, if any, Maturity Consideration and interest on each and all of the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment or delivery to the prior payment or satisfaction in full of all Senior Indebtedness, all claims of the Company’s depositors, the Company’s obligations under banker’s acceptances and letters of credit, the Company’s obligations to any Federal Reserve Bank and any obligations to the Company’s other general or secured creditors.

SECTION 2.10. Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities

Section 14.02 of the Original Indenture shall not apply to the Notes. For purposes of this Section 2.10, “Priority Indebtedness” shall mean all Senior Indebtedness, claims of the Company’s depositors, the Company’s obligations under banker’s acceptances and letters of credit, the Company’s obligations to any Federal Reserve Bank and any obligations to the Company’s other general or secured creditors.

(1) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Notes and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law),

(a) the holders of all Priority Indebtedness shall first be entitled to receive payment or delivery in full in accordance with the terms of such Priority Indebtedness of the principal thereof, premium, if any, and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) before the Holders of the Notes are entitled to receive any payment or delivery upon the principal of or premium, if any, Maturity Consideration or interest on indebtedness evidenced by the Notes;

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee would be entitled except for the provisions of Article XIV of the Original Indenture or this Section 2.10, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Priority Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Priority Indebtedness may have been issued, in accordance with the priorities then existing among holders of such Priority Indebtedness for payment of the aggregate amounts remaining unpaid on account of the principal of and premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) on the Priority Indebtedness held or represented by each, to the extent necessary to make payment in full of all Priority Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Priority Indebtedness; it being understood that if the Holders of Notes shall fail to file a proper claim in the form required by any proceeding referred to in this subparagraph (b) prior to thirty days before the expiration of the time to file such claim or claims, then the holders of Priority Indebtedness are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders of Notes in the form required in any such proceeding; and

(c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to the payment of the Notes, shall be received by the Trustee or Holders of the Notes before all Priority Indebtedness is paid in full, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of such Priority Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Priority Indebtedness may have been issued, as aforesaid, for application to the payment of all Priority Indebtedness remaining unpaid until all such Priority Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision thereof) to the holders of such Priority Indebtedness.

(2) Subject to the payment in full of all Priority Indebtedness, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subordination) to the rights of the holders of Priority Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Priority Indebtedness until the principal of and premium, if any, Maturity Consideration and interest on the Notes shall be paid in full and no such payments or distributions to holders of such Priority Indebtedness to which the Holders of the Notes would be entitled except for the provisions hereof of cash, property or securities otherwise distributable to the Priority Indebtedness shall, as between the Company, its creditors, other than the holders of Priority Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Priority Indebtedness.

(3) It is understood that the provisions of Article XIV of the Original Indenture and Sections 2.09 and 2.10 hereof are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Priority Indebtedness, on the other hand. Nothing contained in Article XIV of the Original Indenture, Sections 2.09 or 2.10 hereof or elsewhere in the Original Indenture or in the Notes is intended to or shall (i) impair, as between the Company, and the Holders of the Notes, the obligation of the Company, which is unconditional and absolute (and which, subject to the rights under Article XIV of the Original Indenture or Sections 2.09 and 2.10 hereof of the holders of Priority Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Notes the principal of, premium, if any, Maturity Consideration and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on the Notes as and when the same shall become due and payable in accordance with their terms, (ii) affect the relative rights of the Holders of the Notes and creditors of the Company, other than the holders of the Priority Indebtedness, (iii) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under Article XIV of the Original Indenture or Sections 2.09 or 2.10 hereof, of the holders of Priority Indebtedness, in respect of cash, property or securities of the Company received upon the exercise of any such remedy or (iv) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the principal of or premium, if any, Maturity Consideration or interest on the Notes or prevent the receipt by the Trustee or any Paying Agent of such moneys, if, prior to the second Business Day prior to such deposit, the Trustee or such Paying Agent did not have written notice, in accordance with Section 14.06 of the Original Indenture, of any event prohibiting the making of such deposit by the Company and the Trustee shall not be affected by any notice which may be received by it on or after such second Business Day.

(4) Upon any payment or distribution of assets of the Company referred to in Article XIV of the Original Indenture or this Section 2.10, the Trustee, subject to the provisions of Section 8.01 of the Original Indenture, and the Holders of the Notes shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Priority Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to Article XIV of the Original Indenture or this Section 2.10. In the absence of any such liquidating trustee, agent or other person or any certification by any such person, the Trustee shall be entitled to rely upon a written notice by a Person representing himself to be a holder of Priority Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of Priority Indebtedness (or is such a trustee or representative). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Priority Indebtedness, to participate in any payment or distribution pursuant to this Section, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Priority Indebtedness held by such Person, as to the extent to which such Person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(5) With respect to the holders of Priority Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Priority Indebtedness shall be read into this Indenture against the Trustee. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Priority Indebtedness, and shall not be liable to any such holders if it shall mistakenly pay over or distribute to or on behalf of Holders of Notes or the Company moneys or assets to which any holders of Priority Indebtedness shall be entitled by virtue of Article XIV of the Original Indenture or this Section 2.10.

SECTION 2.11. Acceleration of Maturity; Rescission and Annulment

Upon any declaration of acceleration of the Notes pursuant to Section 7.02 of the Original Indenture, the principal amount or Maturity Consideration of all of the Notes of such series (or, if the Notes of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) shall become immediately due and payable or deliverable; provided, however, that the Company will not repay the principal amount of any Note prior to the Maturity of such Note upon such a declaration of acceleration without first obtaining the prior written approval of the North Carolina Commissioner of Banks, the Federal Deposit Insurance Corporation and any other required regulatory entities.

ARTICLE 3

REDEMPTION

SECTION 3.01. Optional Redemption by the Company

(a) Subject to Section 3.01(d), each of the Notes may be redeemed at the option of the Company (an “Optional Redemption”) at any time, in whole or in part, upon notice as set forth in Section 4.04 of the Original Indenture, at a Redemption Price calculated by the Company that is equal to the greater of (1) 100% of the principal amount of such Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) from the respective date on which such principal and interest would have been paid had such Notes not been redeemed at an applicable Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest on the principal amount of such Notes to the Redemption Date.

(b) If less than all of the Notes are redeemed, Notes shall be selected for redemption pursuant to the provisions of Section 4.03 of the Original Indenture.

(c) The provisions of Sections 4.05, 4.06 and 4.07 of the Original Indenture shall apply to a redemption of the Notes.

(d) The Notes may only be redeemed at the option of the Company upon prior written approval of the North Carolina Commissioner of Banks, the Federal Deposit Insurance Corporation and any other required regulatory entities, including, if required by the Federal Deposit Insurance Corporation, at their maturity.

SECTION 3.02. Certain Definitions

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means any of the Reference Treasury Dealers appointed by the Company as such.

“Reference Treasury Dealer” means each of two to four primary U.S. Government securities dealers in New York City (a “Primary Treasury Dealer”) selected by the Initial Purchaser of the Notes and each of their respective successors; provided that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute that former dealer with another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

SECTION 3.03. Applicability of Article

Redemption of the Notes at the election of the Company or otherwise, as permitted or required by any provision of the Notes or this Supplemental Indenture, shall be made in accordance with such provision, Article IV of the Indenture and this Article 3.

ARTICLE 4

APPOINTMENT OF THE TRUSTEE FOR THE NOTES

SECTION 4.01. Appointment of Trustee

Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, and as the principal Paying Agent and Security Registrar for the Notes, effective upon execution and delivery of this Supplemental Indenture. By execution, acknowledgment and delivery of this Supplemental Indenture, the Trustee hereby accepts appointment as trustee, Paying Agent and Security Registrar with respect to the Notes and agrees to perform such trusts upon the terms and conditions set forth in the Indenture and in this Supplemental Indenture.

SECTION 4.02. Rights, Powers, Duties and Obligations of the Trustee

Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

ARTICLE 5

MISCELLANEOUS

SECTION 5.01. Continued Effect

Except as expressly supplemented and amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture, as supplemented and amended hereby, is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 5.02. Governing Law

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.03. Counterparts

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

FIRST-CITIZENS BANK & TRUST COMPANY

By:	/S/ Kenneth A. Black
Name:	Kenneth A. Black
Title:	Executive Vice President, Treasurer and Chief Executive Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/S/ Yana Kalachikova
Name:	Yana Kalachikova
Title:	Associate

EXHIBIT A

THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE OR OTHER SECURITIES LAWS.

THE SUBORDINATED NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED

NO. - 1	$125,000,000

FIRST-CITIZENS BANK & TRUST COMPANY

5.125% SUBORDINATED NOTES DUE 2015

CUSIP NO.: 319477 AF 2

FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina bank (hereinafter called the “Company,” which term includes any successor corporation under the Indenture (as defined below) hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $125,000,000 on June 1, 2015 (the “Maturity Date”), and to pay interest thereon at the rate per annum of 5.125% from and including June 1, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each September 30 and March 31, commencing September 30, 2005, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Subordinated Note is registered at the close of business on the 15th calendar day of the month during which the relevant Interest Payment Date occurs (the “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Subordinated Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Subordinated Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest payable for any full semi-annual period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payable for any partial semi-annual period will be computed based on the actual number of days elapsed during that 180-day period.

The indebtedness evidenced by the Subordinated Notes is, to the extent and in the manner provided in the Indenture, a general unsecured obligation of the Company, and is subordinate, to the extent and in the manner set forth in the Indenture, in right of payment or delivery to the prior payment or satisfaction in full of all Senior Indebtedness, all claims of the Company’s depositors, the Company’s obligations under banker’s acceptances and letters of credit, the Company’s obligations to any Federal Reserve Bank and any obligations to the Company’s other general or secured creditors. This Subordinated Note is issued subject to such provisions and each Holder of this Subordinated Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee his or her attorney-in-fact for such purpose.

Payment of the principal of (and premium, if any) and any interest on this Subordinated Note will be made at the offices or agencies of the Company maintained for that purpose in the city of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register. In the event that an Interest Payment Date or the Maturity Date is not a Business Day, the amount payable on such date shall be payable on the next succeeding day that is a Business Day with the same force and effect as if such payment had been made on such date without any interest or other payment with respect to the delay.

This Subordinated Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued under an Indenture, dated as of June 1, 2005 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Company, the Trustee and the Holders of the Securities (including this Subordinated Note), and the terms upon which the Securities (including this Subordinated Note) are, and are to be, authenticated and delivered. This Subordinated Note is one of a series of Subordinated Notes of the Company designated as its 5.125% Subordinated Notes due 2015 (herein called the “Subordinated Notes”), initially limited in aggregate principal amount to $125,000,000.

As provided in the Indenture and subject to certain limitations and conditions set forth therein and in this Subordinated Note, the transfer of this Subordinated Note may be registered in the Security Register of the Company upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Subordinated Note are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory

2

to the Company, duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Subordinated Notes are issuable only as registered Subordinated Notes without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations set forth therein, this Subordinated Note is exchangeable for a like aggregate principal amount of Subordinated Notes of different authorized denominations, as requested by the Holder surrendering the same.

The Subordinated Notes shall not be subject to any sinking fund.

Each of the Subordinated Notes may be redeemed at the option of the Company (an “Optional Redemption”) at any time, in whole or in part, upon notice as set forth in Section 4.04 of the Indenture, at a Redemption Price calculated in accordance with Section 3.01 of the First Supplemental Indenture; provided, however, that interest installments on Subordinated Notes whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Subordinated Notes of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture. The Subordinated Notes may only be redeemed by the Company upon the prior written approval of the North Carolina Commissioner of Banks, the Federal Deposit Insurance Corporation and any other required regulatory entities including, if required by the Federal Deposit Insurance Corporation, at their maturity.

In the event of a redemption of the Subordinated Notes, the Company will not be required (a) to register the transfer or exchange of Subordinated Notes for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Subordinated Notes called for such redemption or (b) to register the transfer or exchange of any Subordinated Note, or portion thereof, called for redemption.

Prior to due presentment for registration of transfer of this Subordinated Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Subordinated Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Subordinated Notes shall contain the additional provisions relating to book-entry securities and transfers in certain situations set forth in Exhibit E to the Indenture.

If an Event of Default with respect to the Subordinated Notes shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected by such amendment or modification under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each such series to be so affected. In addition, the Indenture permits, in certain circumstances set forth in the Indenture, the Company, when authorized by a Board Resolution, and the Trustee to amend

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or supplement the Indenture without notice to or the consent of any Holders of the Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Note and of any Subordinated Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Subordinated Note.

This Subordinated Note is ineligible as collateral for a loan from the Company.

By accepting this Subordinated Note, a depository institution that is a Holder hereof agrees to waive any right of set-off, counterclaim or combination of accounts with respect to the Subordinated Note or the Indenture (or between the Company’s obligations under or in respect of any Subordinated Note and any liability owed by the holder to the Company) that such Holder or Holders might otherwise have against the Company.

No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Subordinated Note at the times, place and rate, and in the coin and currency, herein prescribed.

This Subordinated Note shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles thereof.

All terms used in this Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an authenticating agent, by the manual signature of an authorized officer, this Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: June 1, 2005

FIRST-CITIZENS BANK & TRUST COMPANY

By:
Name:
Title:

Attest:

By:
Name:
Title:

Dated: June 1, 2005

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________________________________________________________________________

Name and address of assignee, including zip code (must be printed or typewritten)

______________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________

the within Subordinated Note, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________________________________________________________________________________________________

Attorney to transfer said Subordinated Note on the books of the within Company, with full power of substitution in the premises.

Dated:
	NOTICE:	The signature to this assignment must correspond with the name as it appears upon the face of the within or attached Subordinated Note in every particular, without alteration or enlargement or any change whatever.